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                                                              Exhibit 23(b)

                       INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Xceed Inc. on Form S-3 of our report dated March 20, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to restatement of the 1999 financial statements described in
Note 2 s.), appearing in the Annual Report on Form 10-K/A of Xceed Inc. for the year ended August 31, 1999, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 11, 2000